November 7, 1997                                Registration No. 333-29885
Prospectus Supplement No. 1                     Filed Pursuant to Rule 424(b)(3)
to Re-Offer Prospectus dated June 24, 1997.     and Rule 424(c)

        ----------------------------------------------------------------

                           PROSPECTUS SUPPLEMENT NO. 1
                                       to
                     RE-OFFER PROSPECTUS DATED JUNE 24, 1997

        ----------------------------------------------------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.

        ----------------------------------------------------------------

         The  following  information   supplements  the  "Selling  Stockholders"
section of the re-offer prospectus dated June 24, 1997 (the "Prospectus") covering reoffers and resales by affiliates of Hungarian Telephone and Cable Corp. and others of common stock, par value $0.001 per share, which were acquired, or may be acquired, under Hungarian Telephone and Cable Corp.'s 1992 Incentive Stock Option Plan, as amended, Non-Employee Director Stock Option Plan, or certain employment agreements between Hungarian Telephone and Cable Corp. and certain persons. The Prospectus was filed with the Securities and Exchange Commission as part of Registration Statement No. 333-29885.

         The  "Selling  Stockholders"  section  is  supplemented  by adding  the
following  person  to  the  table  of  Selling   Stockholders  in  the  "Selling
Stockholders" section:

                                                     Shares
                  Shares             Shares          Owned
                  Owned Prior        Offered         After
Name and Title    to Offering        Hereby          Offering      Percent
--------------------------------------------------------------------------------

Peter T. Noone    15,100              15,000         100           *
General Counsel



--------------------------------------------------------------------------------
   The date of this Re-Offer Prospectus Supplement No. 1 is November 7, 1997.